As filed with the Securities And Exchange Commission on February 22, 2000
                                           Registration Statement No. 333-______

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                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM S-8
             REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

                        ________________________________


                              SPARTECH CORPORATION
             (Exact Name of Registrant as Specified in Its Charter)

          Delaware                                           43-0761773
(State or Other Jurisdiction                  (IRS Employer Identification No.)
  of Incorporation or Organization)

          120 South Central Avenue, Suite 1700, Clayton, Missouri 63105
          (Address of Principal Executive Offices            (Zip Code)

                        ________________________________


                             SPARTECH POLYCOM, INC.
                           401(K) PROFIT SHARING PLAN
                            (Full Title of the Plan)

                        ________________________________


                                Jeffrey D. Fisher
                       Vice President and General Counsel
                              Spartech Corporation
                      120 South Central Avenue, Suite 1700
                            St. Louis, Missouri 63105
                     (Name and Address of Agent for Service)

                                 (314) 721-4242
          (Telephone Number, Including Area Code, of Agent for Service)

                        ________________________________

                         CALCULATION OF REGISTRATION FEE
                                      Proposed     Proposed        Amount Of
 Title Of Each Class Of    Amount To  Maximum       Maximum      Registration
    Securities To Be          Be      Offering     Aggregate          Fee
       Registered          Registered   Price    Offering Price
                                      Per Unit
Common stock, $.75 par     500,000    $25.75(1)  $12,875,000.00   $3,399.00 (2)
          value             shares

(1) Average of the high and low trading prices of the common stock reported in the consolidated reporting system as of February 15, 2000, a date within five business days prior to the date of filing of the registration statement.

(2) The registration fee is calculated pursuant to Rules 457(c) and 457(h).

In addition, pursuant to Rule 416(c) under the Securities Act of 1933, this registration statement also covers an indeterminate amount of interests to be offered or sold pursuant to the employee benefit plan described herein.


                                     PART II
                     INFORMATION NOT REQUIRED IN PROSPECTUS



Item 3.  Incorporation of Documents by Reference.

    The following documents previously filed by the registrant with the Securities and Exchange Commission are hereby incorporated by reference into this registration statement:

    (a) The registrant's 1999 annual report on Form 10-K filed with the Securities and Exchange Commission on January 13, 2000 pursuant to
        Section 13(a) or 15(d) of the Securities Exchange Act of 1934;

    (b) All other reports filed by the registrant or the Plan pursuant to
        Section 13(a) or 15(d) of the Securities Exchange Act of 1934 since the end of the fiscal year covered by the registrant document referred to in
        (a) above; and

    (c) The description of the registrant's common stock set forth in Amendment No. 1 to the registrant's registration statement on Form 8-A dated November 28, 1994, filed with the Securities and Exchange Commission on May 17, 1999 under the Securities Exchange Act of 1934.

    All documents subsequently filed by the registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934, prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in the registration statement and to be part thereof from the date of filing of such documents.



Item 4.  Description of Securities.

    Not applicable.



Item 5.  Interests of Named Experts and Counsel.

    The validity, authorization and issuance of the shares of common stock offered by this prospectus has been passed upon for Spartech by Jeffrey D. Fisher, Esq., an attorney licensed in the State of Missouri. Mr. Fisher has been employed by Spartech as its Vice President and General Counsel since July, 1999.



Item 6.  Indemnification of Directors and Officers.

    Section 145 of the General Corporation Law of the State of Delaware provides generally and in pertinent part that a Delaware corporation may indemnify its directors and officers against expenses, judgments, fines and settlements actually and reasonably incurred by them in connection with any civil suit or action, except actions by or in the right of the corporation, or any administrative or investigative proceeding if, in connection with the matters in issue, they acted in good faith and in a manner they reasonably believed to be in, or not opposed to, the best interest of the corporation, and in connection with any criminal suit or proceeding, if in connection with the matters in issue, they had no reasonable cause to believe their conduct was unlawful.
Section 145 further permits a Delaware corporation to grant its directors and officers additional rights of indemnification through charter or bylaw provisions and otherwise and to purchase indemnity insurance on behalf of its directors and officers.

    Section Eighth of the registrant's Restated Certificate of Incorporation provides for indemnification of the registrant's directors and officers in a variety of circumstances against a variety of liabilities, which may include liabilities under the Securities Act of 1933, as amended.



Item 7.  Exemption from Registration Claimed.

    Not applicable.



Item 8.  Exhibits.

    A list of exhibits is set forth in the Exhibit Index appearing on page II-5 of this registration statement and is incorporated herein by reference.



Item 9.  Undertakings

    (a) The undersigned registrant hereby undertakes:

    (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

        (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

        (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement;

        (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

        provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or
        Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.

    (2) That, for the purposes of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

    (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

    (b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of
1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

    (h) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

    Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of Clayton, State of Missouri, on February 14, 2000.



                                   Spartech Corporation



                                   By: s/Bradley B. Buechler
                                      Bradley B. Buechler
                                      Chairman of the Board, President and
                                      Chief Executive Officer

    Each person whose signature appears below hereby constitutes and appoints Bradley B. Buechler and David B. Mueller, and each of them, the true and lawful attorneys-in-fact and agents of the undersigned, with full power of substitution and resubstitution, for and in the name, place and stead of the undersigned, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this registration statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, and hereby grants to such attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done, fully to all intents and purposes as the undersigned might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agents, or any of them, or their or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.



    Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.


Signature                   Title                               Date Signed

s/BRADLEY B. BUECHLER       Chairman of the Board, President,   February 14,
 Bradley B. Buechler        Chief Executive Officer and Director  2000
                           (Principal Executive Officer)

 s/DAVID B. MUELLER         Executive Vice President, Chief
David B. Mueller            Operating Officer,                  February 14,
                            Secretary and Director                2000


 s/RANDY C. MARTIN          Vice President-Finance and Chief
Randy C. Martin             Financial Officer                   February 14,
                            (Principal Financial and Accounting   2000
                            Officer)

 s/RALPH B. ANDY                Director                        February 15,
Ralph B. Andy                                                     2000



 s/THOMAS L. CASSIDY            Director                        February 14,
Thomas L. Cassidy                                                 2000



 s/W.R. CLERIHUE                Director                            February 16,
W.R. Clerihue                                                         2000



 s/JOHN R. KENNEDY          Director                            February 14,
John R. Kennedy                                                   2000



 s/CALVIN J. O'CONNOR           Director                        February 15,
Calvin J. O'Connor                                                2000



 s/JACKSON W. ROBINSON      Director                            February 15,
Jackson W. Robinson                                               2000



 s/ALAN R. TEAGUE           Director                            February 15,
Alan R. Teague                                                    2000

                                  EXHIBIT INDEX


Exhibit Number  Description

  3.1 Restated Certificate of Incorporation of Spartech Corporation, incorporated by reference to Exhibit 3 to the registrant's quarterly report on Form 10-Q for the quarter ended May 2, 1998, filed with the Securities and Exchange Commission on June 1, 1998.

  3.2 Amended and Restated By-Laws of Spartech Corporation, incorporated by reference to Exhibit 3(B) to the registrant's annual report on Form 10-K for the fiscal year ended October 31, 1998, filed with the Securities and Exchange Commission on January 7, 1999.

  4.1 Spartech Polycom, Inc. 401(k) Profit Sharing Plan and Trust Agreement, as amended and restated effective January 1, 2000

  4.2 Summary Plan Description for Spartech Polycom, Inc. 401(k) Profit Sharing Plan, as amended and restated effective January 1, 2000

  5.1          Legal opinion regarding shares being registered

 23.1          Consent of independent public accountants (Arthur Andersen LLP)

 23.4          Consent of counsel (included in Exhibit 5.1)

 24.1          Power of attorney (included on Page II-3)